UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )
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COMTECH TELECOMMUNICATIONS CORP. (Name of Registrant as Specified In Its Charter) —————————————————————————————— (Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Supplement to the Proxy Statement of
Comtech Telecommunications Corp.
For the Fiscal 2020 Annual Meeting of Stockholders
To be Held Virtually on December 8, 2020

December 1, 2020

On November 18, 2020, Comtech Telecommunications Corp. (“Comtech” or the “Company”) filed a proxy statement (the “Proxy Statement”) for its fiscal 2020 annual meeting of stockholders (the “Annual Meeting”), which is to be held virtually on December 8, 2020, at 9:00 a.m. Eastern Time. The Proxy Statement included a proposal to approve, on an advisory basis, compensation of the named executive officers (“NEOs”) as disclosed in the Proxy Statement. Such proposal is referred to as a “say-on-pay” vote.

On November 23, 2020, Institutional Shareholder Services (“ISS”) published a proxy analysis and benchmark policy voting recommendations report for the Annual Meeting. In this report, ISS issued a recommendation “for” management’s proposals related to the election of all directors and ratification of Deloitte & Touche LLP as the Company’s independent registered public accounting firm. Additionally, although ISS indicated a “low” overall concern with respect to its pay-for-performance quantitative screening evaluation and that Comtech’s weighted financial performance assessment was in the top quartile ranking of peers analyzed, ISS issued an unfavorable recommendation to vote “against” the Company’s “say-on-pay” because the Company, in March 2020, entered into amended change-in-control (“CIC”) agreements with certain of its NEOs, including Comtech’s CEO, which in the view of ISS provided for excessive severance payments for certain termination events in connection with a CIC.

In making its recommendation, ISS concluded that severance payments exceeded 3 times the sum of the CEO’s base salary and target bonus, which ISS believes exceeds the upper parameter of reasonable amounts under current market agreements. For more than the past 3 years, Comtech has provided potential severance payments to its NEOs at a multiple of no greater than 2.5 times, which is lower than the ISS multiple of 3 times discussed above. However, when calculating the amount of potential severance payable, Comtech did not use base salary and target bonus, but instead utilized a definition of “Annual Compensation” and “Annual Incentive Awards” that included the prior 3-year average grant-date value of equity grants in addition to a NEO’s base salary and annual non-equity bonus.

When Comtech entered into the amended CIC agreements in March 2020, it did not change the definition of Annual Compensation or Annual Incentive Awards because a large portion of its NEOs’ annual compensation is derived solely from annual performance-based stock awards, as opposed to annual cash bonus awards. Comtech believes this definition fully aligned its NEOs with the long-term interests of the Company’s stockholders who previously approved the Company’s “say-on-pay” at 93.4%, 90.9% and 93.4%, respectively, of the shares voted at Comtech’s fiscal 2019, 2018 and 2017 Annual Meetings. ISS had previously issued recommendations “for” the Company’s “say-on-pay” proposals with this definition of Annual Compensation and Annual Incentive Awards and, another leading independent proxy advisory firm also issued a favorable recommendation “for” Comtech’s “say-on-pay” proposal in its analysis published on November 20, 2020.

Nevertheless, it is Comtech’s policy to consider the feedback of its shareholders, including recommendations of independent proxy advisory firms, such as ISS. As such, on November 30, 2020, the Executive Compensation Committee of the Board of Directors of Comtech (the “Committee”) approved amending all existing CIC agreements so that no severance payment for any NEO would exceed 3 times base salary and target bonus. The amendments to the CIC agreements will be executed as soon as practicable.

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The following table illustrates the (decrease) increase in potential CIC severance payments to the Company’s NEOs as a result of adopting the ISS policy:

Termination Scenario (As of July 31, 2020)	Fred Kornberg	Michael D. Porcelain	Michael A. Bondi	John Branscum	Yelena Simonyuk	Nancy M. Stallone
Potential Change-in-Control Payments:
Termination Without Cause or For Good Reason (as defined)
Change-in-control payments – Before (1)	$8,425,225	4,237,450	1,696,386	—	551,620	773,186
Change-in-control payments – After (2)	6,300,000	3,937,500	1,929,375	—	466,508	957,088
Change-in-control payments – (Decrease) Increase	$(2,125,225)	(299,950)	232,989	—	(85,112)	183,902

(1)Represents the original amount as disclosed in the Company’s Proxy Statement filed with the SEC on November 18, 2020.
(2)Reflects adoption of the ISS policy limiting potential change-in-control payments to no more than 3 times the NEO’s base salary and annual incentive award. In the case of the Messrs. Kornberg, Porcelain and Bondi, the multiplier used was increased from 2.5 times to 3 times. In the case of Ms. Simonyuk, the multiplier used was 2.5 times, pro-rated to the extent necessary based on length of employment. In the case of Ms. Stallone, the multiplier used was increased from 1.5 times to 2.5 times. Mr. Branscum terminated his employment with the Company effective April 8, 2020. For purposes of this row, target annual non-equity bonus for each respective NEO for fiscal 2020 was used in the calculation. Equity grants were excluded.

The Committee believes its adoption of the ISS policy limiting CIC severance payments reflects its responsiveness to feedback received from ISS in its November 23, 2020 publication. Additionally, the Committee believes adopting this ISS policy should eliminate ISS’ concern over “excessive severance provisions upon a change-in-control,” as expressed in ISS’ voting recommendation on the Company’s say-on-pay vote.

For these reasons and the reasons set forth in the Proxy Statement, Comtech’s Board of Directors recommends a vote “FOR” the Company's “say-on-pay” proposal.

Important Notice Regarding the Availability of Proxy Materials for the Fiscal 2020
Annual Meeting of Stockholders to be Held Virtually on December 8, 2020.

Our Proxy Statement and Fiscal 2020 Annual Report are available at:
www.proxyvote.com and www.comtechtel.com

Your vote is extremely important
If you have any questions or require any assistance with voting your shares, please contact Comtech’s proxy solicitor:

Innisfree M&A Incorporated
Stockholders May Call Toll-Free: (888) 750-5834
Banks and Brokers May Call Collect: (212) 750-5833
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